EXHIBIT 99.1 News Release

HP Reports Fourth Quarter and Full Year 2011 Results
—	Fiscal 2011 non-GAAP net revenue of $127.4 billion, non-GAAP diluted earnings per share of $4.88 and free cash flow of $9.1 billion grew 1%, 7% and 8%, respectively, over the prior year

—	Fiscal 2011 GAAP net revenue of $127.2 billion, GAAP diluted earnings per share of $3.32 and cash flow from operations of $12.6 billion

—	Fourth quarter non-GAAP net revenue of $32.3 billion, non-GAAP diluted earnings per share of $1.17 and free cash flow of $1.2 billion were down 3%, 12% and 43%, respectively, from the prior-year quarter

—	Fourth quarter GAAP net revenue of $32.1 billion, GAAP diluted earnings per share of $0.12 and cash flow from operations of $2.4 billion

PALO ALTO, Calif., Nov. 21, 2011 – HP today announced financial results for its fourth quarter and full fiscal year ended Oct. 31, 2011.

“HP has a great opportunity to build on our strong hardware, software, and services franchises with leading market positions, customer relationships, and intellectual property,” said Meg Whitman, HP president and chief executive officer. “We need to get back to the business fundamentals in fiscal 2012, including making prudent investments in the business and driving more consistent execution.”

“While FY11 proved to be a challenging year, we grew non-GAAP EPS 7% and generated $12.6 billion in cash flow from operations,” said Cathie Lesjak, HP executive vice president and chief financial officer. “We’re remaining cautious heading into FY12 but are focused on delivering our earnings outlook and driving shareholder value.”

Editorial Contacts

Mylene Mangalindan, HP
+1 650 236 0005
corpmediarelations@hp.com

Mihael Thacker, HP
+1 650 857 2254
corpmediarelations@hp.com

HP Investor Relations
investor.relations@hp.com

www.hp.com/go/newsroom

News Release

Earnings highlights

	Q4 FY11	Q4 FY10	Y/Y	FY11	FY10	Y/Y
GAAP net revenue ($B)	$ 32.1	$ 33.3	(3%)	$ 127.2	$ 126.0	1%
GAAP operating margin	2.5%	9.9%	(7.4 pts)	7.6%	9.1%	(1.5 pts)
GAAP net earnings ($B)	$ 0.2	$ 2.5	(91%)	$ 7.1	$ 8.8	(19%)
GAAP diluted EPS	$ 0.12	$ 1.10	(89%)	$ 3.32	$ 3.69	(10%)
Non-GAAP net revenue ($)	$ 32.3	$ 33.3	(3%)	$ 127.4	$ 126.0	1%
Non-GAAP operating margin	9.7%	12.0%	(2.3 pts)	10.8%	11.4%	(0.6 pts)
Non-GAAP net earnings ($B)	$ 2.4	$ 3.1	(23%)	$ 10.4	$ 10.9	(4%)
Non-GAAP diluted EPS	$ 1.17	$ 1.33	(12%)	$ 4.88	$ 4.58	7%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise specified, all revenue amounts below are calculated on a GAAP basis.

Full year fiscal 2011
GAAP net revenue for the full fiscal year 2011 was $127.2 billion, up 1% compared with the prior year or down 1% when adjusted for the effects of currency. GAAP operating profit was $9.7 billion, and GAAP diluted earnings per share (EPS) was $3.32, down 10% from the prior year.

Non-GAAP net revenue for the full fiscal year 2011 was $127.4 billion, up 1% compared with the prior year or down 1% when adjusted for the effects of currency. Non-GAAP operating profit was $13.8 billion, and non-GAAP diluted EPS was $4.88, up 7% from the prior year.

Fiscal 2011 non-GAAP net revenue includes an additional $0.2 billion of revenue resulting from the exclusion of contra revenue associated with sales incentive programs implemented in the fourth quarter in connection with the wind down of HP’s webOS device business, net of fourth quarter webOS device revenue. Non-GAAP earnings and operating profit information excludes after-tax costs of $3.3 billion, or $1.56 per diluted share, related to the wind down of HP’s webOS device business, impairment of goodwill and purchased intangible assets, amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

News Release

Fourth fiscal quarter 2011
For the quarter, GAAP net revenue of $32.1 billion was down 3% from the prior-year period. Non-GAAP net revenue of $32.3 billion was down 3% from the prior-year period as reported and down 6% when adjusted for the effects of currency.

GAAP diluted EPS was $0.12, down 89% from the prior-year period. Non-GAAP diluted EPS was $1.17, down 12% from the prior-year period.

Fourth quarter non-GAAP net revenue includes an additional $0.2 billion of revenue resulting from the exclusion of contra revenue associated with sales incentive programs implemented in connection with the wind down of HP’s webOS device business, net of webOS device revenue for the period. Fourth quarter non-GAAP earnings information excludes after-tax costs of $2.1 billion, or $1.05 per diluted share, related to the wind down of HP’s webOS device business, impairment of goodwill and purchased intangible assets, amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

Fourth fiscal quarter 2011 trends and regional performance
In the Americas, fourth quarter GAAP net revenue was $14.5 billion, down 4% year over year and down 5% when adjusted for the effects of currency. Non-GAAP net revenue in the Americas was $14.6 billion, down 3% year over year and down 4% when adjusted for the effects of currency.

Europe, the Middle East and Africa GAAP revenue of $11.7 billion was down 6% year over year and down 10% when adjusted for the effects of currency. GAAP revenue in Asia Pacific was $6.0 billion, representing a 3% increase year over year, and down 4% when adjusted for the effects of currency.

GAAP revenue from outside of the United States in the fourth quarter accounted for 65% of total HP revenue. BRIC countries (Brazil, Russia, India and China) generated revenue of $3.8 billion, up 9% over the year-ago period, for 12% of total HP revenue.

Revenue in HP’s commercial businesses declined 2% year over year.

News Release

Revenue in HP’s consumer businesses, within PSG and IPG, was collectively down 9% year over year. Fourth fiscal quarter 2011 business group results
—	Services revenue of $9.3 billion grew 2% year over year with a 12.8% operating margin. Technology Services and Application Services revenue grew 3% and 2%, respectively, while IT Outsourcing revenue grew 1% and Business Process Outsourcing revenue declined 2%.

—	Enterprise Servers, Storage and Networking (ESSN) revenue declined 4% year over year with a 13.0% operating margin. Networking revenue was up 5%, Industry Standard Servers revenue was down 4%, Business Critical Systems revenue was down 23%, and Storage revenue was up 4%.

—	HP Software revenue grew 28% year over year with a 27.7% operating margin. HP Software revenue was driven by revenue growth in licenses and services of 33% and 36%, respectively.

—
Personal Systems Group (PSG) revenue declined 2% year over year with a 5.7% operating margin. Commercial client revenue grew 5%, and Consumer client revenue declined 9%. Total units were up 2% with 5% growth in desktop units and 1% growth in notebook units.

—
Imaging and Printing Group (IPG) revenue declined 10% year over year with a 12.8% operating margin. Commercial revenue was up 4% year over year with commercial printer hardware units up 5%. Consumer printer hardware revenue was down 8% year over year with an 8% decline in units.

—	Financial Services revenue grew 18% year over year driven by double-digit growth in both lease volume and portfolio assets. The business delivered a 10.3% operating margin.

Asset management
HP generated $2.4 billion in cash flow from operations in the fourth quarter. Inventory ended the quarter at $7.5 billion, with days of inventory up 4 days year over year to 27 days. Accounts receivable of $18.2 billion was up 1 day year over year to 51 days. Accounts payable ended the quarter at $14.8 billion, flat from the prior-year

News Release

period at 52 days. HP’s dividend payment of $0.12 per share in the fourth quarter resulted in cash usage of $239 million. HP also utilized $500 million of cash during the quarter to repurchase approximately 17 million shares of common stock in the open market. HP exited the quarter with $8.1 billion in gross cash.

Outlook
For the first quarter of fiscal 2012, HP estimates non-GAAP diluted EPS in the range of $0.83 to $0.86, and GAAP diluted EPS in the range of $0.61 to $0.64.

First quarter fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.22 per share, related primarily to the amortization and impairment of purchased intangibles, restructuring charges and acquisition-related charges.

HP expects full year fiscal 2012 non-GAAP diluted EPS of at least $4.00 and GAAP diluted EPS of approximately $3.20.

Full year fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.80 per share, related primarily to the amortization and impairment of purchased intangibles, restructuring charges and acquisition-related charges.

In order to more effectively manage HP as one company and align its guidance policy with its long-term objective of delivering profitable growth, HP will only be providing a quarterly and annual earnings per share outlook. The company believes that earnings per share is a better indicator of successful execution across its various business levers. HP remains committed to high levels of disclosure and transparency, including general commentary on its expectations relating to future revenue and business segment performance, and will continue to provide detailed segment-level financial performance data for completed fiscal periods.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY11 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2011q4webcast.

News Release

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents or cash flow from operations prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of cost

News Release

reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-K for the fiscal year ended October 31, 2011. In particular, determining HP’s actual tax balances and provisions as of October 31, 2011 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2011	July 31, 2011	October 31, 2010
Net revenue	$32,122	$31,189	$33,278

Costs and Expenses:(a)
Cost of sales	25,332	23,929	24,995
Research and development	829	812	814
Selling, general and administrative	3,577	3,402	3,464
Amortization of purchased intangible assets	411	358	424
Restructuring charges	179	150	235
Acquisition-related charges	114	18	51
Impairment of goodwill and purchased intangible assets	885	-	-
Total costs and expenses	31,327	28,669	29,983

Earnings from operations	795	2,520	3,295

Interest and other, net	(401)	(121)	(81)

Earnings before taxes	394	2,399	3,214

Provision for taxes	155	473	676

Net earnings	$239	$1,926	$2,538

Net earnings per share:
Basic	$0.12	$0.94	$1.13
Diluted	$0.12	$0.93	$1.10

Cash dividends declared per share	$-	$0.24	$-

Weighted-average shares used to compute net earnings per share:
Basic	1,989	2,054	2,249
Diluted	2,005	2,080	2,297

(a)	In connection with organizational realignments implemented in the first quarter of fiscal 2011, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2011	2010
	(Unaudited)
Net revenue	$127,245	$126,033

Costs and expenses:(a)
Cost of sales	97,529	95,956
Research and development	3,254	2,959
Selling, general and administrative	13,466	12,718
Amortization of purchased intangible assets	1,607	1,484
Restructuring charges	645	1,144
Acquisition-related charges	182	293
Impairment of goodwill and purchased intangible assets	885	-
Total costs and expenses	117,568	114,554

Earnings from operations	9,677	11,479

Interest and other, net	(695)	(505)

Earnings before taxes	8,982	10,974

Provision for taxes	1,908	2,213

Net earnings	$7,074	$8,761

Net earnings per share:
Basic	$3.38	$3.78
Diluted	$3.32	$3.69

Cash dividends declared per share	$0.40	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,094	2,319
Diluted	2,128	2,372

(a)	In connection with organizational realignments implemented in the first quarter of fiscal 2011, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET REVENUE, NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended October 31, 2011	Diluted earnings per share	Three months ended July 31, 2011	Diluted earnings per share	Three months ended October 31, 2010	Diluted earnings per share
GAAP net revenue	$32,122		$31,189		$33,278

Non GAAP adjustment:
WebOS device contra revenue, net(a)	142		-		-
Non GAAP net revenue	$32,264		$31,189		$33,278

GAAP net earnings	$239	$0.12	$1,926	$0.93	$2,538	$1.10

Non-GAAP adjustments:
Amortization of purchased intangible assets	411	0.20	358	0.17	424	0.19
Restructuring charges	179	0.09	150	0.07	235	0.10
Acquisition-related charges in earnings from operations	114	0.06	18	0.01	51	0.02
Impairment of goodwill and purchased intangible assets(b)	885	0.44	-	-	-	-
Wind down of the WebOS device business(c)	755	0.38	-	-	-	-
Acquisition-related charges in interest and other, net(d)	276	0.14	-	-	-	-
Adjustments for taxes	(509)	(0.26)	(170)	(0.08)	(184)	(0.08)
Non-GAAP net earnings	$2,350	$1.17	$2,282	$1.10	$3,064	$1.33

GAAP earnings from operations	$795		$2,520		$3,295

Non-GAAP adjustments:

Amortization of purchased intangible assets	411		358		424
Restructuring charges	179		150		235
Acquisition-related charges in earnings from operations	114		18		51
Impairment of goodwill and purchased intangible assets(b)	885		-		-
Wind down of the WebOS device business(c)	755		-		-
Non-GAAP earnings from operations	$3,139		$3,046		$4,005

GAAP operating margin	2%		8%		10%
Non-GAAP adjustments	8%		2%		2%

Non-GAAP operating margin	10%		10%		12%

(a)	Includes contra revenue primarily associated with sales incentive programs to wind down the WebOS device business, net of current quarter WebOS device revenue.

(b)	Includes impairment charges to goodwill and purchased intangible assets associated with the acquisition of Palm Inc. on July 1, 2010 recorded as a result of the decision announced on August 18, 2011 to wind down the WebOS device business.

(c)	Includes primarily expenses for supplier-related obligations and contra revenue associated with sales incentive programs related to winding down the WebOS device business.

(d)	Includes primarily the cost of the British pound options bought to limit foreign exchange rate risk in connection with the Autonomy acquisition.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET REVENUE, NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31, 2011	Diluted earnings per share	Twelve months ended October 31, 2010	Diluted earnings per share
GAAP net revenue	$127,245		$126,033

Non GAAP adjustment:
WebOS device contra revenue, net(a)	142		-
Non GAAP net revenue	$127,387		$126,033

GAAP net earnings	$7,074	$3.32	$8,761	$3.69

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,607	0.75	1,484	0.63
Restructuring charges	645	0.30	1,144	0.48
Acquisition-related charges in earnings from operations	182	0.09	293	0.12
Impairment of goodwill and purchased intangible assets(b)	885	0.42	-	-
Wind down of the WebOS device business(c)	755	0.35	-	-
Acquisition-related charges in interest and other, net(d)	276	0.13	-	-
Adjustments for taxes	(1,045)	(0.48)	(816)	(0.34)
Non-GAAP net earnings	$10,379	$4.88	$10,866	$4.58

GAAP earnings from operations	$9,677		$11,479

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,607		1,484
Restructuring charges	645		1,144
Acquisition-related charges in earnings from operations	182		293
Impairment of goodwill and purchased intangible assets(b)	885		-
Wind down of the WebOS device business(c)	755		-
Non-GAAP earnings from operations	$13,751		$14,400

GAAP operating margin	8%		9%
Non-GAAP adjustments	3%		2%

Non-GAAP operating margin	11%		11%

(a)	Includes contra revenue primarily associated with sales incentive programs to wind down the WebOS device business, net of current quarter WebOS device revenue.

(b)	Includes impairment charges to goodwill and purchased intangible assets associated with the acquisition of Palm Inc. on July 1, 2010 recorded as a result of the decision announced on August 18, 2011 to wind down the WebOS device business.

(c)	Includes primarily expenses for supplier-related obligations and contra revenue associated with sales incentive programs related to winding down the WebOS device business.

(d)	Includes primarily the cost of the British pound options bought to limit foreign exchange rate risk in connection with the Autonomy acquisition.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31, 2011	October 31, 2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,043	$10,929
Accounts receivable	18,224	18,481
Financing receivables	3,162	2,986
Inventory	7,490	6,466
Other current assets	14,102	15,322
Total current assets	51,021	54,184

Property, plant and equipment	12,292	11,763

Long-term financing receivables and other assets	10,755	12,225

Goodwill and purchased intangible assets	55,449	46,331

Total assets	$129,517	$124,503

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$8,083	$7,046
Accounts payable	14,750	14,365
Employee compensation and benefits	3,999	4,256
Taxes on earnings	1,048	802
Deferred revenue	7,449	6,727
Other accrued liabilities	15,113	16,207
Total current liabilities	50,442	49,403

Long-term debt	22,551	15,258

Other liabilities	17,520	19,061

Stockholders' equity:
HP stockholders' equity	38,625	40,449
Non-controlling interests	379	332
Total stockholders' equity	39,004	40,781

Total liabilities and stockholders' equity	$129,517	$124,503

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended October 31, 2011	Twelve months ended October 31, 2011
Cash flows from operating activities:
Net earnings	$239	$7,074
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,262	4,984
Impairment of goodwill and purchased intangible assets	885	885
Stock-based compensation expense	210	685
Provision for bad debt and inventory	90	298
Restructuring charges	179	645
Deferred taxes on earnings	(638)	166
Excess tax benefit from stock-based compensation	(3)	(163)
Other, net	156	(46)

Changes in assets and liabilities:
Accounts and financing receivables	(7)	(227)
Inventory	(113)	(1,252)
Accounts payable	153	275
Taxes on earnings	359	610
Restructuring	(252)	(1,002)
Other assets and liabilities	(120)	(293)
Net cash provided by operating activities	2,400	12,639

Cash flows from investing activities:
Investment in property, plant and equipment	(1,385)	(4,539)
Proceeds from sale of property, plant and equipment	217	999
Purchases of available-for-sale securities and other investments	(96)	(96)
Maturities and sales of available-for-sale securities and other investments	9	68
Payments made in connection with business acquisitions, net of cash acquired	(10,211)	(10,480)
Proceeds from business divestiture, net	-	89
Net cash used in investing activities	(11,466)	(13,959)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	262	(1,270)
Issuance of debt	4,644	11,942
Payment of debt	(65)	(2,336)
Issuance of common stock under employee stock plans	51	896
Repurchase of common stock	(500)	(10,117)
Excess tax benefit from stock-based compensation	3	163
Dividends	(239)	(844)
Net cash provided by (used in) financing activities	4,156	(1,566)

Decrease in cash and cash equivalents	(4,910)	(2,886)
Cash and cash equivalents at beginning of period	12,953	10,929
Cash and cash equivalents at end of period	$8,043	$8,043

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31, 2011	July 31, 2011	October 31, 2010
Net revenue:(a)

Services	$9,281	$9,089	$9,125
Enterprise Servers, Storage and Networking	5,655	5,396	5,888
HP Software	976	780	763
Personal Systems Group	10,118	9,592	10,283
Imaging and Printing Group	6,321	6,087	6,995
HP Financial Services	952	932	809
Corporate Investments	(94)	266	135
Total Segments	33,209	32,142	33,998
Eliminations of intersegment net revenue and other	(1,087)	(953)	(720)

Total HP Consolidated Net Revenue	$32,122	$31,189	$33,278

Earnings from operations:(a)

Services	$1,188	$1,225	$1,500
Enterprise Servers, Storage and Networking	733	699	888
HP Software	270	151	261
Personal Systems Group	578	567	568
Imaging and Printing Group	808	892	1,220
HP Financial Services	98	88	73
Corporate Investments	(903)	(332)	(157)
Total Segments	2,772	3,290	4,353

Corporate and unallocated costs and eliminations	(196)	(114)	(239)
Unallocated costs related to stock-based compensation expense	(192)	(130)	(109)
Amortization of purchased intangible assets	(411)	(358)	(424)
Restructuring charges	(179)	(150)	(235)
Acquisition-related charges	(114)	(18)	(51)
Impairment of goodwill and purchased intangible assets	(885)	-	-
Interest and other, net	(401)	(121)	(81)

Total HP Consolidated Earnings Before Taxes	$394	$2,399	$3,214

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended
	October 31,
	2011	2010
Net revenue:(a)

Services	$35,954	$35,529
Enterprise Servers, Storage and Networking	22,241	20,356
HP Software	3,217	2,729
Personal Systems Group	39,574	40,741
Imaging and Printing Group	25,783	25,764
HP Financial Services	3,596	3,047
Corporate Investments	322	346
Total Segments	130,687	128,512
Eliminations of intersegment net revenue and other	(3,442)	(2,479)

Total HP Consolidated Net Revenue	$127,245	$126,033

Earnings from operations:(a)

Services	$5,149	$5,661
Enterprise Servers, Storage and Networking	3,026	2,825
HP Software	698	782
Personal Systems Group	2,350	2,032
Imaging and Printing Group	3,973	4,412
HP Financial Services	348	281
Corporate Investments	(1,616)	(366)
Total Segments	13,928	15,627

Corporate and unallocated costs and eliminations	(314)	(614)
Unallocated costs related to stock-based compensation expense	(618)	(613)
Amortization of purchased intangible assets	(1,607)	(1,484)
Restructuring charges	(645)	(1,144)
Acquisition-related charges	(182)	(293)
Impairment of goodwill and purchased intangible assets	(885)	-
Interest and other, net	(695)	(505)

Total HP Consolidated Earnings Before Taxes	$8,982	$10,974

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Three months ended			Growth rate (%)
	October 31, 2011	July 31, 2011	October 31, 2010	Q/Q	Y/Y
Net revenue:(a)

Services
Infrastructure Technology Outsourcing	$3,886	$3,884	$3,851	0%	1%
Technology Services	2,810	2,754	2,733	2%	3%
Application Services	1,798	1,698	1,763	6%	2%
Business Process Outsourcing	683	658	695	4%	(2%)
Other	104	95	83	9%	25%
Total Services	9,281	9,089	9,125	2%	2%

Enterprise Servers, Storage and Networking
Industry Standard Servers	3,384	3,302	3,530	2%	(4%)
Storage	1,088	976	1,044	11%	4%
Business Critical Systems	535	459	695	17%	(23%)
HP Networking(b)	648	659	619	(2%)	5%
Total Enterprise Servers, Storage and Networking	5,655	5,396	5,888	5%	(4%)

HP Software(c)	976	780	763	25%	28%

Personal Systems Group(d)
Notebooks	5,390	5,082	5,623	6%	(4%)
Desktops	3,946	3,777	3,928	4%	0%
Workstations	593	547	529	8%	12%
Other	189	186	203	2%	(7%)
Total Personal Systems Group	10,118	9,592	10,283	5%	(2%)

Imaging and Printing Group
Supplies	4,041	4,143	4,707	(2%)	(14%)
Commercial Hardware	1,596	1,292	1,541	24%	4%
Consumer Hardware	684	652	747	5%	(8%)
Total Imaging and Printing Group	6,321	6,087	6,995	4%	(10%)

HP Financial Services	952	932	809	2%	18%

Corporate Investments	(94)	266	135	(135%)	(170%)
Total Segments	33,209	32,142	33,998	3%	(2%)

Eliminations of intersegment net revenue and other	(1,087)	(953)	(720)	14%	51%

Total HP Consolidated Net Revenue	$32,122	$31,189	$33,278	3%	(3%)

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. In addition, revenue was transferred among the business units within the Services and Personal Systems Group segments. There was no impact on the previously reported financial results for the HP Financial Services and Imaging and Printing Group segments or for the business units within the Imaging and Printing Group segment.

(b)	The networking business was added to the Enterprise Servers, Storage and Networking segment in fiscal 2011.

(c)	The Business Technology Optimization and Other Software business units were consolidated into a single business unit within the HP Software segment in fiscal 2011.

(d)	The Handhelds business unit, which includes devices that run on Windows Mobile software, was reclassified into the Other business unit within the Personal Systems Group in fiscal 2011.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Twelve months ended
	October 31,
	2011	2010
Net revenue:(a)

Services
Infrastructure Technology Outsourcing	$15,189	$14,942
Technology Services	10,879	10,627
Application Services	6,852	6,792
Business Process Outsourcing	2,672	2,872
Other	362	296
Total Services	35,954	35,529

Enterprise Servers, Storage and Networking
Industry Standard Servers	13,521	12,574
Storage	4,056	3,785
Business Critical Systems	2,095	2,292
HP Networking(b)	2,569	1,705
Total Enterprise Servers, Storage and Networking	22,241	20,356

HP Software(c)	3,217	2,729

Personal Systems Group(d)
Notebooks	21,319	22,602
Desktops	15,260	15,519
Workstations	2,216	1,786
Other	779	834
Total Personal Systems Group	39,574	40,741

Imaging and Printing Group
Supplies	17,154	17,249
Commercial Hardware	5,790	5,569
Consumer Hardware	2,839	2,946
Total Imaging and Printing Group	25,783	25,764

HP Financial Services	3,596	3,047

Corporate Investments	322	346
Total Segments	130,687	128,512

Eliminations of intersegment net revenue and other	(3,442)	(2,479)

Total HP Consolidated Net Revenue	$127,245	$126,033

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. In addition, revenue was transferred among the business units within the Services and Personal Systems Group segments. There was no impact on the previously reported financial results for the HP Financial Services and Imaging and Printing Group segments or for the business units within the Imaging and Printing Group segment.

(b)	The networking business was added to the Enterprise Servers, Storage and Networking segment in fiscal 2011.

(c)	The Business Technology Optimization and Other Software business units were consolidated into a single business unit within the HP Software segment in fiscal 2011.

(d)	The Handhelds business unit, which includes devices that run on Windows Mobile software, was reclassified into the Other business unit within the Personal Systems Group in fiscal 2011.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)
(In millions)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2011	Y/Y		Q/Q
Non-GAAP Operating Margin:(a)
Services	12.8%	(3.6 pts	)	(0.7 pts	)
Enterprise Servers, Storage and Networking	13.0%	(2.1 pts	)	0.0 pts
HP Software	27.7%	(6.5 pts	)	8.3 pts
Personal Systems Group	5.7%	0.2 pts		(0.2 pts	)
Imaging and Printing Group	12.8%	(4.6 pts	)	(1.9 pts	)
HP Financial Services	10.3%	1.3 pts		0.9 pts
Corporate Investments	(308.3%)	(192.0 pts	)	(183.5 pts	)
Total Segments	10.6%	(2.2 pts	)	0.4 pts

Total HP Consolidated Non-GAAP Operating Margin	9.7%	(2.3 pts	)	(0.1 pts	)

(a)
Certain fiscal 2011 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2010, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Servers, Storage and Networking, Services, HP Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the networking business from Corporate Investments to Enterprise Servers, Storage and Networking, the transfer of the communications and media solutions business from HP Software to Services, and the transfer of the business intelligence business from HP Software to Corporate Investments. There was no impact on the previously reported financial results for the Personal Systems Group, HP Financial Services and Imaging and Printing Group segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2011	July 31, 2011	October 31, 2010
Numerator:

GAAP net earnings	$239	$1,926	$2,538

Non-GAAP net earnings	$2,350	$2,282	$3,064

Denominator:
Weighted-average shares used to compute basic EPS	1,989	2,054	2,249
Dilutive effect of employee stock plans	16	26	48
Weighted-average shares used to compute diluted EPS	2,005	2,080	2,297

GAAP net earnings per share:
Basic(a)	$0.12	$0.94	$1.13
Diluted(c)	$0.12	$0.93	$1.10

Non-GAAP net earnings per share:
Basic(b)	$1.18	$1.11	$1.36
Diluted(c)	$1.17	$1.10	$1.33

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended
	October 31,
	2011	2010
Numerator:
GAAP net earnings	$7,074	$8,761

Non-GAAP net earnings	$10,379	$10,866

Denominator:
Weighted-average shares used to compute basic EPS	2,094	2,319
Dilutive effect of employee stock plans	34	53
Weighted-average shares used to compute diluted EPS	2,128	2,372

GAAP net earnings per share:
Basic(a)	$3.38	$3.78
Diluted(c)	$3.32	$3.69

Non-GAAP net earnings per share:
Basic(b)	$4.96	$4.69
Diluted(c)	$4.88	$4.58

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net revenue is net revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP net revenue reflects the elimination of contra revenue associated with sales incentive programs implemented in the fourth fiscal quarter of 2011 in connection with the wind down of HP’s webOS device business, net of webOS device revenue for the period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

—	In the fourth quarter of fiscal 2011, HP announced that it would wind down its WebOS device business. Non-GAAP net revenue reflects the elimination of contra revenue associated with sales incentive programs implemented connection with the wind down of that business, net of WebOS device revenue for the period. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP net revenue facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

—
Goodwill is the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible assets acquired and liabilities assumed. Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. In the fourth quarter of fiscal 2011, HP recorded impairment charges to goodwill and certain intangible assets associated with the acquisition of Palm Inc. The charges relate to HP’s decision to wind-down the WebOS device business. Impairment charges are inconsistent in amount and frequency. HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

—
HP incurs charges relating to the amortization of purchased intangibles. HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects. All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

—
Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past and future operating performance.

—
HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

—
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

—
Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

—	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

—
Other companies may calculate non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow by relying primarily on its GAAP results and using non-

GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.